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                                                               Exhibit 10.47

                                      EXHIBIT 6

                                   COMMERCIAL LEASE

    THIS LEASE is entered into this 7th day of August, 1997, by and between L.B.O. HOLDING, INC., a Maine corporation with a mailing address of P. O. Box 308, Bartlett, New Hampshire, 03812 ("Lessor") and Grand Summit Hotel Condominium Unit Owners' Association, Inc. of Bartlett, Carroll County, New Hampshire ("Lessee").

1.  Leased Premises.

    A. In consideration of the rents and agreements contained herein, to be observed and performed by the Lessee, the Lessor leases and lets to the Lessee, and the Lessee leases and takes from the Lessor the premises described in Appendix A attached hereto and made a part hereof (hereinafter called "Leased Premises").

    B. The demised premises are leased subject to existing encumbrances of record none of which will materially interfere with the Lessee's beneficial use and occupancy of the demised premises during the term hereof.

    C. Lessee has had reasonable opportunity to examine, and has examined the demised premises, and accepts the same in their existing condition. No representation, statement or warranty, express or implied, has been made by or on behalf of the Lessor as to such condition or fitness for intended use.

    D. The Lessee's use of the premises shall be in common with Lessor and its members, guests and invitees.

2.  Term of Lease.

    The term of this Lease shall be Two (2) years and shall commence on the 28th day of March, 1997 and shall expire upon the 27th day of March, 1999.

3.  Rent.

    The Lessee covenants and agrees to pay as rent for the leased premises:

    A. for the first twelve months hereof, the fixed sum of $5,333.33 per month.

    B. for the thirteenth through the twenty-fourth months hereof, the fixed sum of $5,333.33 per month.

    C. Rental payments shall be due and payable on the 1st day of each month, in advance.

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4.  Right to Inspect Lessor's Books.

    The Lessee shall have the privilege at all times, by itself or by an auditor or auditors selected by it, of examining all such books or accounts, or other records of the Lessor, kept either at said premises or at other premises maintained by it, as shall be necessary or useful for the purpose of enabling the Lessee to verify the amount of the actual cost of operation and maintenance of the leased premises.

5.  Holding Over.

    If the Lessee continues to occupy the demised premises after the termination hereof, it shall have no more rights than a tenant by sufferance, but shall be liable for aggregate rental as determined herein during such occupancy and shall be liable for any loss, expense or consequential damages due to such holding over. Nothing in this article shall be construed to permit such holding over.

6.  Taxes.

    The Lessor shall cause to be paid all real estate taxes which may be levied against the demised premises and the land on which they are situated during the term hereof, provided, however, that the prorated amount of those taxes shall be included in the actual costs described in Paragraph 12 hereof.

7.  Use of Demised Premises.

    The demised premises shall be used only as a health club.

    The Lessee and its members, guests or invitees shall faithfully obey all rules and regulations which may be adopted by the Lessor pertaining to the premises and shall only be entitled to use of the premises subject to the same restrictions as Lessor, its members, guests or invitees.

8.  Utilities.

    The Lessor shall not be liable for an interruption of any utilities or services in the leased premises nor for any interruption in the availability for use of the premises.

9.  Destruction of Leased Premises.

    If the leased premises are damaged to the extent of sixty percent (60%) or more of the sound value, the premises may, at the option of the Lessee, be deemed totally destroyed, and the Lease may then be cancelled by the Lessee and of no effect. Lessor and Lessee, notwithstanding the provisions of this Articles, may elect to continue this Lease upon such terms and conditions as the parties may mutually agree until the premises can be restored or rebuilt.

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10. Assignment or Subletting.

    This Lease may not be assigned.  No portion of the premises may be sublet.

11. Default of the Lessee.

    In the event of failure of Lessee to pay when due the rent provided herein or to observe and perform its obligations under this Lease then Lessor shall give Lessee written notice of such failure and Lessee shall have ten
(10) days to cure such failure or to commence such cure if not reasonably curable within thirty (30) days. If Lessee shall fail to cure or commence the cure of any default in accordance with this paragraph, the Lessor, in addition to any other rights or remedies it may have, may terminate this Lease upon seven (7) days written notice to Lessee provided that such rental termination shall not relieve Lessee from any other liability arising under this Lease.

12. Renewal.

    This Lease may be renewed by the Lessee, with prior approval of the Lessor, upon identical terms and conditions for up to six (6) additional three (3) year terms, except that the fixed sum rent provided for in paragraph 3 shall be adjusted on the first day of every year during any renewal term to equal the actual cost of operating the premises for the prior year plus fifteen percent (15%). The resulting figure, shall be the rent for the ensuing one year period. This Lease shall be automatically so extended unless either party notifies the other in writing to the contrary at least thirty (30) days prior to the commencement of a renewal term.

13. Notices.

    Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be deemed to have been properly given if given in writing and as of the date of mailing and if mailed, postage prepaid, by certified mail, return receipt requested (a) if to Lessor at Bartlett, New Hampshire; (b) if to Lessee at Bartlett, New Hampshire.

14. Amendments.

    This Lease may be modified or amended only by a writing duly authorized and executed by both Lessor and Lessee.

15. Default of the Lessor.

    Lessor and Lessee further agree that in the event of Lessor's failure to perform its obligations under the terms of this Lease then Lessee shall give Lessor written notice of such default and Lessor shall have thirty (30) days to cure such default, or to commence such cure if not reasonably curable within thirty (30) days. If Lessor shall fail to cure, or commence the cure of, any default in accordance with this paragraph, then Lessee may cure such default and

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upon submitting to Lessor receipts for any expenses therein incurred, deduct such expenses from its next annual rental.

16. Recording.

    The Lessee agrees that it will not record this Lease. Either party shall, upon request of the other, execute and deliver to said requesting party, a short form of this Lease suitable for recording.

    IN WITNESS WHEREOF, L.B.O. Holding, Inc., Lessor herein, has hereunto caused its name to be subscribed and its seal affixed by its Managing Director, C.O.O., thereunto duly authorized this 7th day of August, 1997.

                                       LESSOR:

                                       L.B.O. Holding, Inc.


/s/ Illegible                          By:  /s/ Philip T. Gravink
----------------------------------        -------------------------------------
                                          -------------------------------------
                                          Its Duly Authorized Managing
                                          Director, C.O.O.


    IN WITNESS WHEREOF, Grand Summit Hotel Condominium Unit Owners' Association, INC, Lessee herein, has hereunto caused its name to be subscribed and its seal affixed by its Managing Director, C.O.O., thereunto duly authorized this 7th day of August, 1997.

                                       LESSEE:

                                       Grand Summit Hotel Condominium Unit
                                       Owners' Association, INC.

/s/ Donna C. Fresco                    By: /s/ Illegible
----------------------------------        -------------------------------------
Notary Public                             -------------------------------------
                                          Its Duly Authorized Vice President


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                                CERTIFICATION


    I hereby certify that the Management Agreement dated August 7, 1997 attached hereto is a true and accurate copy.



                                       /s/ Mark Girard
                                       ----------------------------------------
                                       Mark Girard, Vice President
                                       Grand Summit Resort Properties, Inc.




















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